Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 23, 2025 (except for the effects of the spin out described in Notes 1 and 14, as to which the date is December 23, 2025), in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-293837) and related prospectus of The Metals Royalty Company Inc. for the registration of 55,061,113 shares of their common stock.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Vancouver, Canada

March 11, 2026